MASTER AMENDMENT
                                (September, 1998)


         This Master Amendment (this "Amendment") is entered into as of September 22, 1998 between PLM International, Inc., PLM Financial Services, Inc., PLM Investment Management, Inc., and SunAmerica Life Insurance Company.

                                    Recitals


         PLM International, Inc. PLM Financial Services, Inc., PLM Investment Management, Inc., and SunAmerica Life Insurance Company are the parties to a certain Note Agreement dated June 28, 1996 (the "Note Agreement") and a certain Note Purchase Agreement dated June 28, 1996 ("Note Purchase Agreement"). Any capitalized term used but not defined in this Amendment shall have the meaning described to such term in the Note Agreement. In connection with the Note Agreement the following agreements were additionally executed: (i) Security Agreement (PLM Financial Services, Inc. -- Master) (the "FSI Security Agreement") between SunAmerica, as Collateral Agent, and FSI (the "FSI Security Agreement"), (ii) Security Agreement (Lock Box) between SunAmerica, as Collateral Agent, FSI and IMI, and acknowledged by First Union National Bank of North Carolina (the "Security Agreement (Lock Box)"), (iii) Guaranty Agreement executed by FSI in favor of the holders of the Notes ("FSI Guaranty"), and (iv) Guaranty Agreement executed by PLM in favor of the holders of the Notes (the "PLM Guaranty").

         NOW THEREFORE, the parties agree to amend various of the Note Documents in accordance with the terms of this Amendment.

                                       I.
                            NOTE AGREEMENT AMENDMENTS

         A. The cover page to the Note Agreement and Sections 1.1(a) and 1.1(b) thereof are amended by deleting reference therein to "$27,000,000" and substituting in lieu thereof "37,000,000".

         B. Section 1.3 of the Note Agreement is amended by deleting the definition of "General Partner Amount" as set forth therein as substituting in lieu thereof the following:

         "GENERAL PARTNER AMOUNT" means, as of any date of determination, the sum of (a) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by Growth Fund I provided FSI owns an Eligible General Partnership Interest in Growth Fund I, excluding Equipment that has suffered a Casualty Loss, less all Debt of Growth Fund I, times (ii) 1% percent, (b) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by Growth Fund II provided FSI owns an Eligible General Partnership Interest in Growth Fund II, excluding Equipment that has suffered a Casualty Loss, less all Debt of Growth Fund II, times (ii) 5% percent, (c) the product resulting fromthe multiplication of (i) the Appraised Value of all Equipment then owned by Growth Fund III provided FSI owns an Eligible General Partnership Interest in Growth Fund III, excluding Equipment that has suffered a Casualty Loss, less all Debt of Growth Fund III, times (ii) 5% percent, (d) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by Growth Fund IV provided FSI owns an Eligible General Partnership Interest in Growth Fund IV, excluding Equipment that has suffered a Casualty Loss, less all Debt of Growth Fund IV, times (ii) 5% percent, (e) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by Growth Fund V provided FSI owns an Eligible General Partnership Interest in Growth Fund V, excluding Equipment that has suffered a Casualty Loss, less all Debt of Growth Fund V, times (ii) 5% percent, (f) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by Growth Fund VI provided FSI owns an Eligible General Partnership Interest in Growth Fund VI, excluding Equipment that has suffered a Casualty Loss, less all Debt of Growth Fund VI, times (ii) 5% percent, (g) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by Growth Fund VII provided FSI owns an Eligible General Partnership Interest in Growth Fund VII, excluding Equipment that has suffered a Casualty Loss, less all Debt of Growth Fund VII, times (ii) 5% percent, and (h) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by No Load Growth Fund provided FSI owns an Eligible General Partnership Interest in No Load Growth Fund, excluding Equipment that has suffered a Casualty Loss, less all Debt of No Load Growth Fund, times (ii) 15 percent.

         C. Section 1.3 of the Note Agreement is amended by adding the following definitions:

         "GROWTH FUND I" means PLM Equipment Growth Fund, a California limited partnership.

         "GROWTH FUND II" means PLM Equipment Growth Fund II, a California limited partnership.

         "GROWTH FUND III" means PLM Equipment Growth Fund III, a California limited partnership.

         "GROWTH FUND IV" means PLM Equipment Growth Fund IV, a California limited partnership.

         "GROWTH FUND V" means PLM Equipment Growth Fund V, a California limited partnership.

         "GROWTH FUND VI" means PLM Equipment Growth Fund VI, a California limited partnership.

         D. Section 1.3 of the Note Agreement is amended by deleting the definition of "Eligible General Partnership Interest" set forth therein and substituting in lieu thereof the following:

         "ELIGIBLE GENERAL PARTNER INTEREST" means the ownership interest held by FSI in each Growth Fund as the general partner or manager and (a) in which there is an Acceptable Security Interest and such interest shall be subject to no other Liens and (b) as to which there is not pending against FSI any action or proceeding asserting any reduction, abatement, set-off or other diminution of any material part of the distributions and other payments due and to become due in respect of such interest.

         E. The definition of  "Consolidated  Total Assets" set forth in Section
1.3 of the Note Agreement is generally amended to reflect that the net book value of all "Intangibles" shall be excluded from the calculation of Consolidated Total Assets (with "Intangibles" being all assets which would be treated as intangible under GAAP including, without limitation except as set forth in the following proviso, goodwill, trademarks, tradenames, service marks, brand names, copyrights, and patents; provided, the term "Intangibles" shall not include unamortized debt discount and expense or organizational expenses in excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary).

         F. The definition of "Debt" set forth in Section 1.3 of the Note Agreement is amended by deleting clause (iv) thereof.

         G. Section 3.10(a) of the Note Agreement is amended by deleting the parenthetical "(excluding partnership distributions applicable to FSI's partnership interest in each of the Growth Funds, other than Growth Fund VII and No Load Growth Fund)" contained in the first sentence thereof.

         H. Section 3.10(a) of the Note Agreement is amended by deleting the reference to "Growth Fund VII" and to "No Load Growth Fund" and substituting in lieu thereof "Growth Fund".

         I. Section 5.1(i) of the Note Agreement is amended by deleting the reference to "the" set forth immediately following the term "Growth Fund" when first used therein and substituting in lieu thereof the word "a".

         J. Section 5.1(s) of the Note Agreement is amended by deleting the reference to the phrase "either of Growth Fund VII and No Load Growth Fund" in the first sentence thereof and substituting in lieu thereof the term "any Growth Fund".

         K. Section 6.1 of the Note Agreement is amended by deleting the reference to the phrase "Growth Fund VII and No Load Growth Fund" contained in the second sentence thereof and substituting in lieu thereof the term "Growth Fund".

         L. Exhibit B to the Note Agreement is amended by changing the heading to Section (3) set forth therein to read as follows:

         "FSI General Partner/Manager Interest in each Growth Fund" and by adding before the term "Growth Fund VII" in each subsection of such section the following:

                                 "Growth Fund I
                                 Growth Fund II
                                 Growth Fund III
                                 Growth Fund IV
                                  Growth Fund V
                                Growth Fund VI".

         M. The Note Agreement and Note Purchase Agreement are generally amended to reflect that any reference therein (or in any exhibit, certificate, annex, schedule or other document attached to or delivered pursuant to either such agreement) to a particular Note Document shall be deemed to refer to such Note Document as amended from time to time. The Note Agreement is generally amended by incorporating into each form of Note Document attached to the Note Agreement those amendments that are actually made to the executed version of such Note Document.

                                       II.
                       NOTE PURCHASE AGREEMENT AMENDMENTS

         A. The cover page to the Note Purchase Agreement and Sections 1.1 and 1.3(d) and (e) thereof are amended by deleting each reference therein to "27,000,000" and substituting in lieu thereof "$37,000,000."

         B. Section 1.3(b) of the Note Purchase Agreement is amended by deleting the first sentence thereof and substituting in lieu thereof the following:

                  "From time to time commencing as of September 22, 1998 and ending on October 15, 1998 (the "Commitment Period"), FSI may notify you in writing of FSI's desire to issue and sell to you a Note."

In addition, the second sentence of such Section 1.3(b) is generally amended to reflect that only two issuances of Notes shall be permitted during the Commitment Period.

         C. Section 4.4 of the Note Purchase Agreement is amended by deleting the reference therein to "Exhibit B" and substituting in lieu thereof "Exhibit C."

                                      III.
                        FSI SECURITY AGREEMENT AMENDMENTS

         A. Section 1.02(a) of the FSI Security Agreement is amended by deleting the phrase "but excluding the "Excluded Assets" set forth at the end of such section.

         B. Section 2.02 of the FSI Security Agreement is amended by deleting the definition of "Excluded Assets".

         C. Exhibit A to the FSI Security Agreement is deleted and the Exhibit A attached as Annex I hereto is substituted in lieu thereof.

         D. Exhibit B to the FSI Security Agreement is deleted.

                                       IV.
                    SECURITY AGREEMENT (LOCK BOX) AMENDMENTS

         A. Section 2.02 of the Security Agreement (Lock Box) is amended by deleting the first sentence thereof and substituting in lieu thereof the following:

                  "All Partnership distributions of FSI in respect of each Growth Fund and all fees or other amounts payable to IMI by each Growth Fund shall be deposited into the Account to be held as collateral pursuant to the provisions hereof."

                                       V.
                          GUARANTY AGREEMENT AMENDMENTS

         A. Paragraph A of the Recitals to the PLM Guaranty Agreement and to the FSI Guaranty Agreement is amended by deleting the reference therein to "$27 million" and substituting in lieu thereof "$37,000,000".

                                       VI.
                                     GENERAL

         This Amendment may be executed in any number of original counterparts, all of which will constitute but one and the same instrument. The parties agree to take such further actions as may be reasonably necessary to carry out the intent of this Amendment including, without limitation, amending existing financing statements (where needed) to reflect any of these amendments and providing an updated UCC lien search reflecting the matters addressed in Section 3.2(c)(v) of the Note Purchase Agreement. Contemporaneously with the execution of this Amendment PLM shall cause its counsel to deliver to SunAmerica an opinion reasonably satisfactory to SunAmerica. Each of PLM, FSI and IMI ratifies and confirms and agrees to perform all of its obligations under each Note Document to which it is a party, as such Note Document may be amended pursuant to the terms of this Amendment.

         EXECUTED as of the date first above written.

                                  PLM INTERNATIONAL, INC.

                                  By: /s/ J. Michael Allgood
                                  ---------------------------------------------
                                  Name:  J. Michael Allgood
                                  Title: Vice President and Chief Financial
                                         Officer

                                  PLM FINANCIAL SERVICES, INC.

                                  By: /s/ Richard K Brock
                                  ---------------------------------------------
                                  Name:  Richard K Brock
                                  Title: Vice President and Controller

                                  PLM INVESTMENT MANAGEMENT, INC.

                                  By: /s/ Stephen M. Bess
                                  ---------------------------------------------
                                  Name:  Stephen M. Bess
                                  Title: President

                                  SUNAMERICA LIFE INSURANCE
                                  COMPANY

                                  By:  /s/ Tom Denkler
                                  ---------------------------------------------
                                  Tom Denkler
                                  Authorized Agent

Consented to by all existing Noteholders:

ANCHOR NATIONAL LIFE INSURANCE CO.

By:  /s/ Thomas N. Denkler
--------------------------------------------------
Thomas N. Denkler
Authorized Agent


CALAMERICA LIFE INSURANCE CO.

By:  /s/ Thomas N. Denkler
--------------------------------------------------
Thomas N. Denkler
Authorized Agent


Attachment

   Annex 1 - New Exhibit A to FSI Security Agreement

                                  EXHIBIT "A"
                           --------------------------
                                Property Covered



                                       I.

                                   Definitions
                            ------------------------

         As used herein, capitalized terms defined on the first page of this Financing Statement shall have the meanings set forth therein, and the following terms shall have the following meanings:

         "ACCOUNT" means any right to payment for Goods sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper and that is at any time included in the Collateral, whether or not it has been earned by performance.

         "CASH COLLATERAL ACCOUNT" shall mean that certain non-interest bearing account to be established with First Union National Bank of North Carolina, with such account being named "SUN/PLM Lock Box Account." The Cash Collateral Account shall also include any Permitted Investments purchased from time to time with funds on deposit in the Cash Collateral Account.

         "CHATTEL PAPER" means a writing or writings that evidence both a monetary obligation and a security interest in or a lease of specific Good and that are at any time included in the Collateral. When a transaction is evidenced both by such a security agreement or a lease and by an instrument or a series of instruments, the group of writings taken together constitute chattel paper.

         "CODE" means the Uniform Commercial Code as presently in effect in the State of Texas, Business and Commerce Code, Chapters 1 through 9.

         "COLLATERAL" means all of the property described in Part II of this Exhibit "A".

         "DOCUMENT" means any document of title as defined in Section 1.201 of the Code and a receipt of the kind described in Subsection (b) of Section 7.201 of the Code, to the extent that the same is at any time included in the Collateral.

         "EQUIPMENT" means Goods used or brought for use primarily in business if such Goods are not included in the definition of Inventory, to the extent that the same is at any time included in the Collateral.

         "GENERAL INTANGIBLE" means any personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents, Instruments, Investment Property, and money, to the extent that the same is at any time included in the Collateral. General Intangibles shall include, without limitation, all letters of credit, bonds, guarantees, purchase or sales agreements and other contractual rights, rights to performance, and claims for damages, refunds (including tax refunds) or other monies due or to become due, orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any governmental agency or court, consulting, engineering and technological information and specifications, design data, patent rights, trade secrets, literary rights, copyrights, trademarks, labels, trade names and other intellectual property, business records, computer tapes and computer software, and goodwill.

         "GOODS" includes all things that are movable at the time a security interest attaches or that are fixtures, but does not include money, Documents, Instruments, Investment Property, Accounts, Chattel Paper, or General Intangibles.

         "INSTRUMENT" means a negotiable instrument or any other writing that evidences a right to the payment of money and is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment, to the extent that the same is at any time included in the Collateral, provided that such term does not include Investment Property.

         "INVENTORY" means Goods that are held by a person who holds them for sale or lease or to be furnished under contracts or service or if such person has so furnished them, or if they are raw materials, work in progress or materials used or consumed in a business, to the extent that the same is included in the Collateral.

         "INVESTMENT PROPERTY" means all of the following, as such terms are defined in the Code: (a) a security, whether certificate or uncertificated; (b) a security entitlement; (c) a securities account; (d) a commodity contract; or
(e) a commodity account, to the extent that the same is at any time included in the Collateral.

         "PARTNERSHIP AGREEMENTS" means the limited partnership agreements or operating agreements for the Partnerships.

         "PARTNERSHIP INTERESTS" means the general partnership interests or other interests owned by the Debtor in the Partnerships.

         "PARTNERSHIPS" means those partnerships and the limited liability company referred to on Schedule I hereto.

         "PERMITTED INVESTMENTS" shall mean (a) investments in direct obligations of the United States of America; (b) investments in certificates of deposit of maturities less than one year issued by commercial banks in the United States having capital and surplus in excess of $200,000,000; and (c) investments in commercial paper of maturities of less than one year if at the time of purchase such paper is rated in either of the two highest rating categories of Standard & Poor's Ratings Group, Moody's Investor Service, Inc., or any other rating agency satisfactory to Required Noteholders and all earnings, proceeds, and products thereof; and (d) investments in money market funds having a rating from Standard & Poor's Rating Group or Moody's Investors Service, Inc. in the highest investment category granted thereby.

         "PLEDGED SECURITIES" means any Pledged Stock and any other securities (as such term is defined in Chapter 8 of the Code) at any time constituting part of the Collateral.

         "PLEDGED STOCK" means the securities described on Schedule II hereto.

                                       II.
                            DESCRIPTION OF PROPERTY.

         The Financing Statement of which this Exhibit "A" is a part covers all of the Debtor's right, title and interest in and to the following types or items of property, whether now owned or existing or hereafter acquired or arising:

                  (a) all of Debtor's  Accounts,  General  Intangibles,  Chattel
         Paper, Instruments, Inventory, Equipment, Documents, and Investment Property, including, without limitation, (i) Debtor's Partnership Interests and other interests in the Partnership Agreements; (ii) Debtor's distributive share of any profits, income, distributions, surplus and cash proceeds of the Partnerships; (iii) Debtor's distributive share of specific properties and assets of the Partnerships upon dissolution or otherwise; (iv) any and all other rights of every kind and character of Debtor in and to the Partnerships and under the Partnership Agreements; (v) all of the Pledged Stock, together with the certificates, if any, representing the same; and (vi) all shares, securities, monies or property representing a dividend on, or a distribution or return of capital in respect of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for or in connection with the Pledged Stock and any and other rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock;

                  (b) (i) all certificates of title or other documents evidencing ownership or possession of or otherwise relating to any property referred to in paragraph (a) above; (ii) all policies of insurance (whether or not required by Secured Party) covering any property referred to in paragraph (a) above; (iii) all Goods that were at any time included in the property described in paragraph (a) above and that are returned to or for the account of Debtor following their sale, lease or other disposition; (iv) all proceeds, products, replacements, additions to, substitutions for, accessions of, and property necessary for the operation of any of the property referred to in paragraph (a) above, including, without limitation, insurance payable as a result of loss or damage to any of the property referred to in paragraph (a) above, refunds of unearned premiums on any such insurance policy and claims against third parties; and (v) all books and records related to any of the property referred to in paragraph (a) above, including, without limitation, any and all books of account, customer lists and other records relating in any way to the property referred to in paragraph (a) above; and

                  (c) (i) the Cash Collateral Account, all funds and securities, if any, held from time to time therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account; (ii) all Permitted Investments from time to time held by the Secured Party in the Cash Collateral Account, and all certificates and instruments, if any, from time to time representing or evidencing the Permitted Investments; (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Secured Party for or on behalf of the Debtor in substitution for or in addition to any of the property described in the immediately preceding clauses (i) and (ii); (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the property described in the immediately preceding clauses (i) and (ii); and (v) all proceeds and products of any and all of the foregoing property described in this paragraph (c).

                                   SCHEDULE I

1. PLM Equipment Growth Fund, a California limited partnership.

2. PLM Equipment Growth Fund II, a California limited partnership.

3. PLM Equipment Growth Fund III, a California limited partnership.

4. PLM Equipment Growth Fund IV, a California limited partnership.

5. PLM Equipment Growth Fund V, a California limited partnership.

6. PLM Equipment Growth Fund VI, a California limited partnership.

7. PLM Equipment Growth Fund VII, a California limited partnership.

8. Professional Lease Management Income Fund I, a California limited liability company.

                                   SCHEDULE II

         2,500 shares of the common stock of PLM Investment Management, Inc., a California corporation, evidenced by a stock certificate a copy of which is attached.